EXHIBIT 99.1

Tuesday Morning Corporation Announces First Quarter Fiscal 2014 Results

DALLAS, Oct. 30, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading closeout retailer with 820 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the first quarter ended September 30, 2013.

First Quarter 2014 Results of Operations Include:

  Net sales increase of 6.3% to $183.7 million, compared to $172.8 million in the first quarter of fiscal 2013. This includes a comparable store sales increase of 9.1% compared to the first quarter of fiscal 2013. Comparable store sales growth was comprised of a 13.4% increase in customer transactions and a 4.3% decrease in average ticket.
  Net loss for the quarter of $12.0 million, or $0.28 per share, compared to a net loss of $7.0 million, or $0.17 per share, in the same period last year. Excluding business turnaround charges, detailed below, the Company reported a non-GAAP adjusted net loss of $10.0 million or $0.23 per share for the first quarter ended September 30, 2013 compared to a non-GAAP adjusted net loss of $6.0 million or $0.14 per share in the same period last year.

Michael Rouleau, Chief Executive Officer, stated, "While this is a year of significant transition for Tuesday Morning, I believe our first quarter results reflect early positive customer response to the initial changes we are making. Though we've made great progress thus far, there is much work yet to be done in the coming quarters."

Additional Results of Operations for the First Quarter Ended September 30, 2013:

For the first quarter of 2014, Tuesday Morning reported gross profit of $63.4 million and gross margin of 34.5% compared to $64.9 million in gross profit and gross margin of 37.6% in the first quarter of fiscal 2013. Gross margin rate declined primarily due to a lower initial mark-up and higher markdowns, instituted as part of the Company's business turnaround initiative aimed at increasing sell-through and inventory productivity. As a result, retail pricing was more competitive and markdowns have been accelerated relative to prior years.

Selling, general and administrative expenses ("SG&A") were essentially flat at $75.9 million, compared to $75.8 million in the same period last year. As a percent of net sales, SG&A was 41.3% compared to 43.9% in the same period last year. The increase in SG&A was primarily attributable to $0.9 million higher business turnaround related costs compared to the same quarter last year, which was offset by lower expenses in employee expense, store opening, relocation, and closing expense, advertising and depreciation.

Operating loss was $12.5 million as compared to operating loss of $10.9 million in the first quarter of fiscal 2013. The Company's operating results in the first quarter of fiscal 2014 versus the same quarter last year were impacted by the decline in gross margin and the incremental $0.9 million in business turnaround charges, which related primarily to legal and severance expenses.

The Company ended the first quarter of fiscal 2014 with $13.3 million in cash and cash equivalents with no borrowings under its line of credit. Inventories at the end of the first quarter of fiscal 2014 were $260.4 million compared to $331.7 million at the end of the first quarter of fiscal 2013, down $71.3 million or 21.5%. For the twelve months ended September 30, 2013, inventory turns were 2.4 compared to 1.8 for the twelve months ended September 30, 2012.

About Tuesday Morning

Tuesday Morning (Nasdaq:TUES) is a leading closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 820 stores in 42 states. More information and a list of store locations may be found on our website at www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review first quarter 2014 financial results today, October 30, 2013, at 4:00 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-8621 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 7:00 p.m. Wednesday, October 30, 2013 through 11:59 p.m., Friday, November 1, 2013 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 85793196.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2013, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our strategic business development strategies; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for closeout merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as, experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

GAAP Operating Loss to Non-GAAP Adjusted Operating Loss:

The following table reconciles operating loss, the most directly comparable GAAP financial measure, to adjusted operating loss, a non-GAAP financial measure:

(in thousands)

	Three Months Ended September 30,
	2013	2012
Operating loss (GAAP)	($12,467)	($10,884)
Non-GAAP Adjustments:
Compensation	1,554	144
Legal, consulting, and recruiting	839	1,348
Adjusted operating loss (Non-GAAP)	($10,074)	($9,392)

GAAP Net Loss to Non-GAAP Adjusted Net Loss:

The following table reconciles net loss from continuing operations, the most directly comparable GAAP financial measure, to adjusted net loss from continuing operations, a non-GAAP financial measure:

(in thousands)

	Three Months Ended September 30,
	2013	2012
Net loss (GAAP)	($12,009)	($6,961)
Non-GAAP adjustments:
Compensation, net of tax (1)	1,918	89
Legal, consulting, and recruiting, net of tax (1)	1,029	834
Deferred tax asset valuation allowance	(895)	--
Adjusted net loss (non-GAAP)	($9,957)	($6,038)

(1) The effective tax rate utilized in this non-GAAP adjusted net loss reconciliation is (23.2%) for the three months ended September 30, 2013 and 38.1% for the three months ended September 30, 2012.   This rate is inclusive of a deferred tax asset valuation allowance of $15.0 million recorded at September 30, 2013.

GAAP Net Loss Per Share to Non-GAAP Adjusted Net Loss Per Share:

The following table reconciles diluted EPS from continuing operations, the most directly comparable GAAP financial measure, to adjusted diluted EPS from continuing operations, a non-GAAP financial measure:

	Three Months Ended September 30,
	2013	2012
Diluted EPS (GAAP)	($0.28)	($0.17)
Non-GAAP adjustments:
Compensation, net of tax (1)	0.05	--
Legal, consulting, and recruiting, net of tax (1)	0.02	0.03
Deferred tax asset valuation allowance	(0.02)	--
Adjusted diluted EPS (non-GAAP)	($0.23)	($0.14)

(1) The effective tax rate utilized in this non-GAAP adjusted net loss reconciliation is (23.2%) for the three months ended September 30, 2013 and 38.1% for the three months ended September 30, 2012.  This rate is inclusive of a deferred tax asset valuation allowance of $15.0 million recorded at September 30, 2013.

The Company believes that the Non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the 2014 fiscal year to the prior year periods in a more consistent manner. Non-GAAP adjusted net loss, as used in this press release, may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

The Non-GAAP financial measures presented in the tables above should not be viewed as an alternative or substitute for the Company's reported GAAP results.

Tuesday Morning Corporation
Consolidated Statement of Income
(In thousands, except per share data)
	Three Months Ended Sep. 30,
	2013	2012
	(unaudited)

Net sales	$ 183,678	$ 172,795
Cost of sales	120,251	107,889
Gross profit	63,427	64,906

Selling, general and administrative expenses	75,894	75,790

Operating Loss	(12,467)	(10,884)

Other income (expense):
Interest expense	(375)	(422)
Other income, net	84	58
Other expense, net	(291)	(364)

Loss before income taxes	(12,758)	(11,248)

Income tax benefit	(749)	(4,287)

Net loss	$ (12,009)	$ (6,961)

Loss Per Share:
Net loss per common share:
Basic	$ (0.28)	$ (0.17)
Diluted	$ (0.28)	$ (0.17)

Weighted average number of common shares:
Basic	42,618	41,764
Diluted	42,618	41,764

Tuesday Morning Corporation (continued)
Consolidated Balance Sheets
(in thousands)
		Sep. 30,	Sep. 30,	Jun. 30,
		2013	2012	2013
		(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents		$ 13,325	$ 10,001	$ 28,896
Inventories		260,437	331,721	211,981
Prepaid expenses		7,098	10,841	6,609
Deferred income taxes		--	1,149	991
Other current assets		3,207	5,915	2,310
Total Current Assets		284,067	359,627	250,787

Property and equipment, net		66,256	75,692	66,009

Other long-term assets:
Deferred financing costs		1,863	2,452	2,011
Other assets		1,153	1,570	1,203
Deferred income tax - non-current		3,545	--	1,870

Total Assets		$ 356,884	$ 439,341	$ 321,880

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 116,104	$ 127,379	$ 72,958
Accrued liabilities		37,877	36,353	35,719
Deferred income taxes payable		684	--	--
Income taxes payable		2	46	85
Total Current Liabilities		154,667	163,778	108,762

Revolving credit facility		--	12,500	--
Deferred rent		2,870	3,133	2,885
Other liabilities - non-current		2,289	--	2,289
Income tax payable - non-current		495	584	487
Deferred income taxes		--	4,756	--
Total Liabilities		160,321	184,751	114,423

Stockholders' equity		196,563	254,590	207,457
Total Liabilities and Stockholders' Equity		$ 356,884	$ 439,341	$ 321,880

Tuesday Morning Corporation (continued)
Consolidated Statement of Cash Flows
(in thousands)
			Three Months Ended Sep. 30,
			2013	2012
			(unaudited)
Net cash flows from operating activities:
Net loss			$ (12,009)	$ (6,961)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation			2,870	3,608
Amortization of financing fees			148	151
Deferred income taxes			--	(671)
Loss on disposal of fixed assets			55	85
Shared-based compensation expense			294	196
Other non-cash items			--	50
Net change in operating assets and liabilities			(4,569)	(41,586)

Net cash used in operating activities			(13,211)	(45,128)

Net cash flows from investing activities:
Proceeds from sale of assets			26	--
Capital expenditures			(3,198)	(3,614)

Net cash used in investing activities			(3,172)	(3,614)

Net cash flows from financing activities:
Repayments under revolving credit facility			--	(35,515)
Proceeds under revolving credit facility			--	48,015
Change in cash overdraft			--	5,381
Excess tax benefit related to exercise of stock options			--	(275)
Purchase of treasure stock			(24)	(42)
Proceeds from exercise of employee stock options			836	1,439

Net cash provided by financing activities			812	19,003

Net decrease in cash and cash equivalents			(15,571)	(29,739)

Cash and cash equivalents, beginning of period			28,896	39,740

Cash and cash equivalents, end of period			$ 13,325	$ 10,001
CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955